NYSE American: REIwww.ringenergy.com August 7, 2024 VALUE FOCUSED PROVEN STRATEGY Q2 EARNINGS REVIEW

Ring Energy, Inc. Forward –Looking Statements This Presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this Presentation, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, guidance, plans and objectives of management are forward-looking statements. When used in this Presentation, the words “could,” “may,” “will,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “guidance,” “project,” “goal,” “plan,” “potential,” “probably,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities particularly in the winter; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write- downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base and interest rates under the Company’s credit facility; Ring’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; the impacts of hedging on results of operations; the effects of future regulatory or legislative actions; cost and availability of transportation and storage capacity as a result of oversupply, government regulation or other factors; and Ring’s ability to replace oil and natural gas reserves. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including its Form 10-K for the fiscal year ended December 31, 2023, and its other filings with the SEC. All forward-looking statements in this Presentation are expressly qualified by the cautionary statements and by reference to the underlying assumptions that may prove to be incorrect. The Company undertakes no obligation to revise these forward-looking statements to reflect events or circumstances that arise after the date hereof, except as required by applicable law. The financial and operating estimates contained in this Presentation represent our reasonable estimates as of the date of this Presentation. Neither our independent auditors nor any other third party has examined, reviewed or compiled the estimates and, accordingly, none of the foregoing expresses an opinion or other form of assurance with respect thereto. The assumptions upon which the estimates are based are described in more detail herein. Some of these assumptions inevitably will not materialize, and unanticipated events may occur that could affect our results. Therefore, our actual results achieved during the periods covered by the estimates will vary from the estimated results. Investors are not to place undue reliance on the estimates included herein. Forward-Looking Statements and Supplemental Non-GAAP Financial Measures 2 Value Focused Proven Strategy | August 7, 2024 | NYSE American: REI Supplemental Non-GAAP Financial Measures This Presentation includes financial measures that are not in accordance with accounting principles generally accepted in the United States (“GAAP”), such as “Adjusted Net Income,” “Adjusted EBITDA,” “PV-10,” “Adjusted Free Cash Flow” or “AFCF,” “Adjusted Cash Flow from Operations” or “ACFFO,” “Cash Return on Capital Employed” or “CROCE,” “Leverage Ratio,” “All- in Cash Operating Costs,” and “Cash Operating Margin.” While management believes that such measures are useful for investors, they should not be used as a replacement for financial measures that are in accordance with GAAP. For definitions of such non- GAAP financial measures and their reconciliations to GAAP measures, please see the Appendix.

Ring Energy - Independent Oil & Gas Company

Focused on **Conventional Permian** Assets in **Texas**

Q2 2024 Net Production
~19,786 Boe/d
(69% oil and 86% liquids)

2023 SEC Proved Reserves[1,2]
129.8 MMBoe/
PV10 ~$1.65 Billion
Proved Developed ~68%

Permian Basin
Gross / Net Acres[3]
96,127 / 80,535
450+ Proved Locations[3]

High Operational Ownership
~98% Operated WI
~81% Oil NRI
~85% Gas NRI

1. SEC Proved Reserves as of 12/31/2023 utilizing SEC prices, YE 2023 SEC Pricing Oil $74.70 per bbl Gas $2.64 per Mc.f.
2. PV-10 is a Non-GAAP financial measure. See Appendix for reconciliation to GAAP measure.
3. Includes all acreage and locations as of year-end 2023 operated and non-operated across "PDNP" and "PUD" reserve categories and project types.



NEW MEXICO
TEXAS
Matador Arch
Northwest Shelf
Yoakum
Permian Basin
Wolfcamp Shelf Margin
Horseshoe Atoll
Gaines
Andrews
Capitan Reef Trend
Central Basin Platform
Ector
Midland Basin
Delaware Basin
Ward
Crane
Ozona Arch
Val Verde B
Ring Energy Assets
Northwest Shelf
Central Basin Platform
Includes operated & non-operated

Differentiated approach by applying unconventional technology and thinking to conventional Permian assets

Ring Assets Characteristics:

- ✓ **Shallow Base Decline**
- ✓ **Long Life Wells** (> 35 years)
- ✓ **Highly Oil Weighted**
- ✓ **High Operating Margin**
- ✓ **High Netbacks** (NRI> 80%)
- ✓ **Low D&C Cost Inventory**
- ✓ **Low Breakevens**

3 | Ring Energy, Inc. | Value Focused Proven Strategy | August 7, 2024 | NYSE American: REI

Delivering Value YTD 2024

Key Takeaways – Upgraded Portfolio and Efficient Execution Drove Results

Adding Size and Scale

Upgraded portfolio helped drive YTD performance; **exceeded high end of guidance[1] on oil sales volumes by 2% and total sales by 4%**

Growing Adj EBITDA and AFCF[1]

19 consecutive qtrs. generating **positive AFCF**; increased **Adj EBITDA by 15%** and **AFCF by 60%** as compared to 1H'23

Value Focused Proven Strategy

Clear sight to reduce debt and leverage ratio by executing **disciplined organic capital** program **focused on maximizing FCF**

Continued growth through **balance sheet enhancing accretive acquisitions** that help achieve the size and scale necessary to position the Company to **return capital to stockholders**

Operational Excellence

Lowering cost structure YTD; LOE per Boe and Capex came in below the midpoint of guidance[1] by 3% and 10%, respectively

Enhancing the Balance Sheet

3 Year Track record of improving balance sheet; Q2 leverage ratio of 1.59x is a 3% reduction from a year ago and nearly 2 turns lower than Q2 2021

Positioning the Company to Return Capital to Stockholders

1. Adjusted EBITDA and Adjusted Free Cash Flow (AFCF) are Non-GAAP financial measures. See Appendix for reconciliation to GAAP measures.
2. Guidance is original guidance provided on May 6, 2024.

4 Ring Energy, Inc. Value Focused Proven Strategy | August 7, 2024 | NYSE American: REI

2024 Q2 Highlights

Improved Portfolio Leads to Superior Results

	Oil Sales Bo	Sales Boe	Operations Lifting Cost	Adjusted EBITDA[1]	CapEx	Cash Operating Costs[2]	Adjusted Free Cash Flow[1]	Debt Balance	Leverage Ratio[3]	Liquidity[4]
Q2 2024	13,623 Bo/d	19,786 Boe/d *69% Oil*	$10.72 Per Boe	$66.4 Million	$35.4 Million	$22.09 Per Boe	$21.4 Million	$407 Million	1.59x Ratio	$194 Million
Change	15%	15%	-6%	24%	12%	-2%	70%	3%	3%	5%
Q2 2023	11,861 Bo/d	17,271 Boe/d *69% Oil*	$10.14 Per Boe	$53.5 Million	$31.6 Million	$22.61 Per Boe	$12.6 Million	$397 Million	1.64x Ratio	$204 Million

Company Record (Oil Sales Bo, Sales Boe, Adjusted EBITDA, Adjusted Free Cash Flow)

1. Adjusted EBITDA and Adjusted Free Cash Flow are Non-GAAP financial measures. See Appendix for reconciliation to GAAP measures.
2. Total Operating costs is defined as all "cash" costs including LOE, cash G&A, interest expense, workovers and other operating expenses, production taxes, ad valorem taxes, and gathering/transportation costs on a $ per Boe basis.
3. Leverage Ratio is defined in Appendix.
4. Liquidity is defined as cash and cash equivalents plus borrowing base availability under the Company's credit agreement.

5 Ring Energy, Inc. Value Focused Proven Strategy | August 7, 2024 | NYSE American: REI

Improved Outlook - Updated Guidance Q3 & FY 2024

Continue to Grow Oil Production, Disciplined Capex Spend, Optimize FCF, Pay Down Debt

Sales Volumes	Q3 2024	FY 2024 Updated	FY 2024 Original	FY % Diff
Total (Bo/d)	13,200 – 13,800	13,200 – 13,800	12,600 – 13,300	
Mid Point (Bo/d)	13,500	13,500	12,950	+4%
Total (Boe/d)	19,000 – 19,800	19,000 – 19,800	18,000 – 19,000	
Mid Point (Bo/d)	19,400	19,400	18,500	+5%
- Oil (%)	~70%	~70%	~70%	
- NGLs (%)	~16%	~16%	~15%	
- Gas (%)	~14%	~14%	~15%	
Capital Program				
Capital spending[1] (millions)	$35 - $45	$141 - $161	$135 - $175	
Mid Point (millions)	$40	$151	$155	-3%
- New Hz wells drilled	7 - 8	19 - 23	18 - 24	
- New Vertical wells drilled	6 - 7	22 - 25	20 - 30	
- Wells completed and online	11 - 12	41 - 48	38 - 54	
Operating Expenses				
LOE (per Boe)	$10.50 - $11.25	$10.50 - $11.25	$10.50 - $11.50	-1%

FY 2024 CAPEX Allocation



5%
3%
17%
$151 million
Mid Point
75%
D&C / Infrastructure
Recomp/Cap Workovers
Land/Non-op/Other
ESG Improvements

1. In addition to Company-directed drilling and completion activities, the capital spending outlook includes funds for targeted well recompletions, capital workovers, infrastructure upgrades, and well reactivations. Also included is anticipated spending for leasing acreage, and non-operated drilling, completion, and capital workovers.

6 Ring Energy, Inc. Value Focused Proven Strategy | August 7, 2024 | NYSE American: REI

Ring Energy, Inc. R at io 0.00 0.50 1.00 1.50 2.00 $70 WTI $80 WTI $90 WTI2023 YE 2025E Positioned for Success in 2024 & Beyond 7 1.Estimated AFCF is based on internal management financial model and assumes mid point of guidance for Net Sales production & capex with adjustable oil price as of June ‘24, gas HH strip price 7/19/2024 (July-Dec 2024 Avg $2.55 per Mcf) and NGL realization of 15% of WTI oil price. 2.Estimated AFCF yield is based on assumptions above for AFCF and Ring’s stock price and market capitalization as 8/6/2024. 2 0 2 4 E C ap ex R an g e $ M ill io ns $140 $145 $150 $155 $160 $152 $151 2023 2024E Value Focused Proven Strategy | August 7, 2024 | NYSE American: REI A FC F $ M M A FC F Yi el d % $0 $20 $40 $60 $80 $100 50% 40% 30% 20% 10% 0% 16% 16% 20% 24% $90 WTI YE 2024E $80 WTI$70 WTI2023 Updated Outlook Pursue Operational Excellence with an Emphasis on Oil Production Growth Maximizing Adj. Free Cash Flow1,2 Enhancing Balance Sheet Targeting Leverage Ratio1 < 1.0xDisciplined Capital Investment ’24E Capital Projects: 19-23 Horizontal & 22-25 Vertical wells Expected continued growth 12,000 12,500 13,000 13,500 14,000 12,548 13,500 17,000 18,000 19,000 20,000 18,119 19,400 Sales Boe/dOil Sales Bo/d 2023 2024E Up ~8% Up ~7% 2023 2024E Oil Sales 13,200 to 13,800 Bo/d Mid-point 13,500 Bo/d Total Sales 19,000 to 19,800 Boe/d Mid-point 19,400 Boe/d 1.62x ~1.4x ~1.0x ~0.9x

Ring Energy, Inc. 1 2 0.010 0.015 0.020 Enhanced Value for Stockholders YTD 2024 8 Executing Strategy Improves Metrics - Increased Production, Stable Operating Costs, and Enhanced FCF per Boe Production/Share Boe/Share 0.018 0.017 Up 6% 1. See Appendix for calculation of All-in Cash Operating Costs. 2. Adjusted Free Cash Flow ($/Boe) is Adjusted Free Cash Flow divided by total Boe in the period. All-in-Cash Operating Costs1 $/Boe Adjusted Free Cash Flow2 $/Boe Value Focused Proven Strategy | August 7, 2024 | NYSE American: REI 1H 2023 1H 2024 $ 20 $ 21 $ 22 $ 23 $ 24 $ 25 1H 2023 1H 2024 $0 $5 $10 $15 $7.19 $10.47 Up 46%$22.93 $22.86 Consistent all-in cash operating costs despite inflationary pressures

Ring Energy, Inc. Adjusted EBITDA1 $MM 1H 2023 1H 2024 $0 $5 $10 $15 $20 $25 $30 $35 $40 Continue Enhancing Value for Stockholders YTD 2024 9 Executing Strategy Improves Key Cash Flow Metrics Versus a Year Ago Adjusted Free Cash Flow1 $23 $37 1H 2023 1H 2024 $ 80 $ 90 $ 100 $ 110 ACFFO1 $MM $109 $93 Up 16% Up 60% 1. Adjusted Cash Flow from Operations (ACFFO), Adjusted EBITDA and Adjusted FCF are Non-GAAP financial measures. See Appendix for reconciliation to GAAP measures. Value Focused Proven Strategy | August 7, 2024 | NYSE American: REI 1H 2023 1H 2024 $ 100 $ 110 $ 120 $ 130 Up 15% $128 $112 $MM

Ring Energy, Inc. 1 2 3 4 5 6 7 8 9 10 10% 15% 20% 25% 30% 35% 40% 25% 26% 27% 32% 33% 33% 34% 35% 35% 36% Distinguishing Attributes: Low PDP Base Decline Ring’s Conventional Assets have Shallow Base Decline Versus Other Permian & Shale Players Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 PDP Decline1: 2024E PDP Base Decline % Value Focused Proven Strategy | August 7, 2024 | NYSE American: REI 1. Source: Enverus as of 7/31/2024, using ENVERUS base decline model function. The declines are all yearly declines using Apr/May 2024 as starting period for each company selected (by any size) includes: Civitas, Devon, Diamondback, Magnolia, Ovintiv, Permian Resources, Riley Permian, SM Energy (Midland) and Vital Energy. 10 Median 33%

Ring Energy, Inc. Median $26.96 REPX REI DVN FANG PR OVV SM Midland CIVI VTLE MGY $17.53 $22.96 $25.47 $26.53 $26.72 $27.19 $28.50 $31.72 $33.38 $33.51 Distinguishing Attributes: Low Capital Intensity Ring’s Conventional Assets Provide Low D&C Capital Intensity Ratio Versus Other Permian & Shale Players Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Capital Intensity Ratio : 2024E D&C Only Capex / 2024E Annual Oil Production ($/Bo) Value Focused Proven Strategy | August 7, 2024 | NYSE American: REI11 Source: Enverus, Public filings/market data, factset as of 4/30/2024. Each company selected (by any size) includes: Civitas, Devon, Diamondback, Magnolia, Ovintiv, Permian Resources, Riley Permian, SM Energy (Midland) and Vital Energy. Current Rigs 1 2 21 21 11 7 4 5 4 2 2024E Oil Production (MBbl/d) 15 13.5 334 469 154 168 60 160 59 38 2024E Oil Revenue (%) 98% 95% 83% 84% 85% 81% 89% 81% 86% 81%

Ring Energy, Inc. Peer 1 REI Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 0% 20% 40% 60% 80% 100% 94% 70% 68% 47% 43% 41% 39% 27% 27% Distinguishing Attributes: Long Life Reserves & Oil % Ring’s Conventional Assets have Extended Reserve Life and are Oily Versus Peers of Similar Size1,2 Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Reserve Life: YE 2023 SEC Proved Reserves / Q4’23 Annualized Production Value Focused Proven Strategy | August 7, 2024 | NYSE American: REI12 R es er ve L ife (Y rs ) REI Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 0 5 10 15 20 % Oil: Q4’23 Sales Production 1. Peers based on similar size sub $2B market cap and include: Amplify Energy, Berry Corporation, Crescent Energy, Riley Permian, SilverBow Resources, Vital Energy, TXO Partners and W&T Offshore. 2. Source information for data obtained from Peer Reports and Factset as of 5/1/24. Median 43% Median 12yrs

Ring Energy, Inc. $ /B O E Peer 9Peer 8Peer 7 Peer 6Peer 5MedianPeer 4Peer 3Peer 2REIPeer 1 $0 $10 $20 $30 $40 $50 $60 $70 $80 $ 7 .9 7 $ 9 .0 3 $ 1 0 .3 8 $ 1 6 .5 7 $ 1 8 .3 4 $ 1 9 .8 5 $ 2 1 .3 6 $ 2 4 .5 8 $ 2 6 .6 5 $ 3 0 .9 5 $ 3 2 .7 5 $32.99 $39.24$40.79 $30.25 $41.38$41.09 $34.34 $43.01 $71.33 $54.86$54.45 Cash Operating Margin Realized Pricing Distinguishing Attributes: High Operating Margins 13 Value Focused Proven Strategy | August 7, 2024 | NYSE American: REI Ring’s Conventional Assets with High Netbacks Drive Strong Cash Operating Margins vs. Peers1,2 1Q 2024 TTM Cash Operating Margin and Realized Pricing Operational Excellence and Cost Control Drive Profitability • High oil weighting of ~70% (85% mix of oil + liquids) contributes to high realized pricing per Boe • Low cash operating costs and maintaining cost discipline drive margin expansion • Generating over $30 per Boe in margin in 2023 demonstrates strength of long-life asset base • Strong cash operating margins allow the Company to withstand volatile commodity price swings • Robust margins lead to increased cash flow, debt reduction and stronger returns “ Improving operational margins leads to higher returns...pursuing strategic acquisitions of high margin assets leads to sustainable higher returns “ - Paul McKinney 1. Peers include: Amplify Energy, Berry Corporation, Crescent Energy, Mach Natural Resources, Riley Permian, SilverBow Resources, Vital Energy, TXO Partners and W&T Offshore. 2. Source information for data obtained from Peer Reports and Capital IQ and Factset as of 7/1/2024. 3. Cash Operating Margins is defined as revenues (excluding hedges) less LOE, cash G&A (excluding share-based compensation), interest expense, workovers and other operating expenses, production taxes, ad valorem taxes and gathering/transportation costs. 3

Ring Energy, Inc. Outperforming YTD 2024 Stock Performance 14 Underlying Value and Operational Performance has Driven YTD Stock Performance 2024 YTD Stock Performance REI, Peers & XOP1,2 Outperforming Peers and Market YTD: REI Distinguishing Drivers • Oil Weighted • Low PDP Base Decline • Low Capital Intensity • Long Life Reserves • High Netbacks • High Operating Margins The Company’s unique characteristics provide the backdrop for additional upside as Ring continues to execute its proven strategy Value Focused Proven Strategy | August 7, 2024 | NYSE American: REI 1. Year to date stock performance is as of July 31, 2024. 2. Peers include: Amplify Energy, Berry Corporation, Crescent Energy, Riley Permian, SilverBow Resources, Vital Energy, TXO Partners and W&T Offshore. 0% 10% 20% 30% 40% -10% -20% -30% Peer 1 Peer 2 Peer 3 Peer 4 XOP Peer 5 Peer 6 Peer 7 Peer 8 REI Up 35%

Permian Basin – Conventional Opportunities

Acquisition Strategy - Focus on Lower Cost CBP & NWS to Grow



Publics
Privates
Non-Basin Publics
Non-Basin Privates
REI
NWS
CBP
Eastern Shelf
Delaware Basin
Midland Basin

- Central Basin Platform (CBP) remains the **underexplored opportunity of the Shale Era in Permian Basin**
- Other Conventional Shelf opportunities suit Ring Energy's **deep bench of technical talent**
- M&A **wave of conventional assets** coming with divestitures from **majors and large independents**
- **Lower costs, shallower declines and less public E&P competition** sets the stage for accretive acquisitions
- We view the significant NWS and CBP production as an **opportunity of potential targets for growth**



79% 59% 59% 64% 63% 67% 68% 76% 81% 44% 93% 39% 60% 64% 71% 71% 74% 39% 56% 95% 86% 70% 73% 65% 78% 73% 95% 77% 62% 90% 59% 57% 76% 55% 85% 61% 99% 53% 87% 59%
% Oil
Greater Permian 4Q 2023 Gross Production (mboe/d)
The Prize in CBP & NWS is… ~ 480,000 Boepd (G) 71% Oil
146 65 43 37 28 26 25 22 22 17 14 12 10 10 9 8 7 6 6 6 6 5 5 5 5 4 4 4 4 4 4 4 3 3 3 2 2 2 2 2
1 2 3 4 5 6 7 RING 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 32 33 34 35 36 37 38 39

Source: Enverus, July 31, 2024. Companies include APA, Basa Resources, Basin Oil, Blackbeard, Boyd & McWilliams, Browning, BTA Oil, Burk, Burnett, Citation, CRGY, CVX, Elevation, Extex, Formentera, Kinder Morgan, Lime Rock, Longfellow, Mack Energy, Maverick, Montare, Morningstar, MRO, OXY, REPX, Sabinal, Saddleback, Scout Energy, Silverback, Southwest Royalties, Spur, Steward, Sundown, Texland, Three Span, Two P Partners, XOM and Zarvona.

15 Ring Energy, Inc. Value Focused Proven Strategy | August 7, 2024 | NYSE American: REI

Ring Energy, Inc. Value Proposition 16 Value Focused Proven Strategy | August 7, 2024 | NYSE American: REI 2024 and Beyond Delivering competitive returns to larger peers yet trading at a discount. Target leverage ratio below 1.0x and position Ring to return capital to stockholders Despite volatile energy markets, Ring has generated positive FCF for 19 quarters straight Strong Cash Operating margins help deliver superior results & helps manage risk in market downturns Disciplined capital program focused on slightly increasing oil production, and maximizing FCF generation leads to further debt reduction Pursuing accretive, balance sheet enhancing acquisitions to increase scale, lower break-even costs, build inventory and accelerate ability to pay down debt

www.ringenergy.com FINANCIAL OVERVIEW VALUE FOCUSED PROVEN STRATEGY | AUGUST 7, 2024 | NYSE AMERICAN: REI 17

Track Record of Growth

Expanding Core Areas in NWS & CBP

Acquisition Track Record

- Since 2018, Ring has successfully **grown production by a ~22% CAGR[1]** through 2024E.
- Founders Acquisition added accretive near-term cash flows combined with **5+ years of high return drilling inventory** assuming 10 wells drilled per year
- Recent acquisitions have significantly **increased size & scale**, positioning the Company for future transactions
- Ring's **Value Focused Proven Strategy** pursuing accretive, **balance sheet enhancing acquisitions** is a key component of our future growth



6,100
Wishbone
STRONGHOLD
FOUNDERS OIL & GAS
19,400E
New Management as of October 2020
2018A Daily Production (Boe/d)
Wishbone Acquisition
Stronghold Acquisition
Founders Acquisition
2024E Daily Production (Boe/d)

Year Completed	2019	2022	2023	Total Acquired
Acquired Proved Reserves (MMBoe)[2]	34.3	66.6	9.2	110.1
% Oil	80%	54%	80%	75%[3]
Acquired Net Acreage	~37,000	~37,000	~3,600	~77,600
Acquisition Price[4] ($MM)	$300	$465	$75	$840
Consideration Mix (% Cash / % Stock)	90% / 10%	51% / 49%	100% / 0%	68% / 32%



Ring Acquisitions
Legacy Acreage
Stronghold Acquisition
Wishbone Acquisition
FOG Acquisition
Yoakum
Lea
Gaines
Dawson
Andrews
Martin
Winkler
Ector
Midland
Ward
Crane
Upton
Acreage includes operated and Non-Operated WI

1 CAGR is compounded annualized growth rate.
2 Acquired proved reserves for each of the transactions listed are based on the price forecasts reported as of the time the acquisition was announced.
3 Arithmetic sum, or average, as the case may be, of the three acquisitions.
4 Acquisition price at announcement including stock value at announcement.

18 Ring Energy, Inc. Value Focused Proven Strategy | August 7, 2024 | NYSE American: REI

Ring Energy, Inc. 1.64x Q2 2023 1.69x2 Q3 2023 1.62x Q4 2023 1.67x Q1 2024 Historical Metrics 19 Value Focused Proven Strategy | August 7, 2024 | NYSE American: REI Quarterly Analysis of AFCF1 Leverage Ratio (LTM)2 Disciplined and Efficient Capital Spending Focused on Sustainably Generating AFCF Enhances Our Unrelenting Goal to Strengthen the Balance Sheet 1. Adjusted EBITDA and Adjusted Free Cash Flow are Non-GAAP financial measures. See Appendix for reconciliation to GAAP measures. 2. See Appendix for reconciliation. The Q3 2023 Leverage Ratio of 1.69x included $11.9 million deferred cash payment paid in December 2023 for the Founders Acquisition. Excluding the deferred payment in the calculation results in a Leverage Ratio of 1.64x. 3. Net Interest Expense included in table is interest expense net of interest income and excludes deferred financing costs amortization. A d j. E B IT D A / C ap E x / In t E xp -$50 -$40 -$30 -$20 -$10 $0 $10 $20 $30 $40 $50 $60 $70 $80 $58.6 $53.5 $58.6 $65.4 $62.0 $66.4 -$38.9 -$31.6 -$42.4 -$38.8 -$36.3 -$35.4 -$9.2 -$9.3 -$10.0 -$10.3 -$10.2 -$9.6 $10.5 $12.6 $6.1 $16.3 $15.6 $21.4 Adj EBITDA $MM CapEx $MM Net Interest Exp $MM Adj. Free Cash Flow $MM 1.59x Q2 2024 31 1

Ring Energy, Inc. Reducing Debt & Increasing Liquidity 20 Value Focused Proven Strategy | August 7, 2024 | NYSE American: REI Disciplined Capital Spending & Sustainably Generating AFCF Adjusted Debt Paydown1,2 ($ Million) Liquidity3 ($ Million) 1. Paydown of $17 million is net of the $182 million that was borrowed to fund the Stronghold acquisition.  2. Paydown of $19 million is net of the $50 million that was borrowed to fund the Founders acquisition. 3. Liquidity is defined as cash and cash equivalents plus available borrowings under Ring’s credit agreement. Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Q4'23 Q1'24 Q2'24 $0 $5 $10 $15 $20 $25 $30 -$5 -$10 $8 $5 $6 $5 $10 $10 $17 $20 -$7 $25 $19 $3 $3 $15 Stronghold Acquisition1 Stronghold Acquisition final deferred payment Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Q4'23 Q1'24 Q2'24 $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 $200 $220 $46 $51 $56 $62 $71 $82 $165 $188 $179 $204 $171 $175 $179 $194 Stronghold Acquisition Founders Acquisition2 Founders Acquisition Founders Acquisition final deferred payment FY Adv tax payment and other one-time cash items

www.ringenergy.com ASSET OVERVIEW VALUE FOCUSED PROVEN STRATEGY | AUGUST 7, 2024 | NYSE AMERICAN: REI 21

Ring Energy, Inc. Assets Overview 22 Value Focused Proven Strategy | August 7, 2024 | NYSE American: REI Core Assets in NWS & CBP 1. Reserves as of 12/31/23 utilizing SEC prices, YE 2023 SEC Pricing Oil $74.70 per bbl and Gas $2.64 per Mcf, PV-10 is a Non-GAAP financial measure. See Appendix for reconciliation to GAAP measure. Q2 2024 Net Production (MBoe/d) ~19.8 NWS (70% oil) CBP (68% oil) ~8.0 ~11.8 LOE ($ per Boe) $10.72 Capex ($MM) $35.4 YE23 PD Reserves1 PV10 ($MM) $1,263 YE23 PD Reserves1 (MMBoe) 88 YE23 PUD Reserves1 PV10 ($MM) $384 YE23 PUD Reserves1 (MMBoe) 42 Northern CBP Southern CBPIncludes operated & Non-operated

Ring Energy, Inc. Committed to ESG 23 Critical to Sustainable Success 2023 Sustainability Report Progressing our ESG Journey A Target Zero Day is a Day that Results in: Zero Company or Contractor OSHA Recordable Injury, and Zero Agency Reportable Spill or Release as Defined by TRRC, EPA, TCEQ, etc., and Zero Preventable Vehicle Incidents, and Zero H2S Alarms of 10PPM or Greater Value Focused Proven Strategy | August 7, 2024 | NYSE American: REI • Created ESG Task Force in 2021 to monitor Company’s adherence to ESG standards and formally communicate to CEO and the Board on ongoing basis. • Established Target Zero 365 (TZ-365) Safety & Environmental Initiative in 2021 to further build culture for employees to work safely, openly communicate incidents, near misses, and strive for continuous improvement. – Designed to protect workforce, environment, communities and financial sustainability. – Focused on Safety-first environment and achieving high percentage of Target Zero Days. • 2024 Capital Program includes Emission Reduction plans with: – Upgrades of Tank Vent Control Systems including High and Low pressure Flares. – Upgrades of vessel controls to eliminate pneumatic devices and/or convert to non-vent controls. – Establishing Leak Detection and Repair program. • Refreshed all charters, guidelines and bylaws. • Increased charitable giving and employee outreach within the communities in which we live and work. Download Report PDF

Ring Energy, Inc. N et O il Sa le s B o p d + G as S al es B o ep d + N G L Sa le s B o ep d Q1 '21 Q2 '21 Q3 '21 Q4 '21 Q1 '22 Q2 '22 Q3 '22 Q4 '22 Q1 '23 Q2 '23 Q3 '23 Q4 '23 Q1 '24 Q2 '24 0 2,000 4,000 6,000 8,000 10,000 12,000 14,000 16,000 18,000 20,000 6,779 7,719 7,166 7,774 7,514 8,016 10,139 12,189 12,660 11,861 12,028 13,637 13,394 13,623 1,181 991 1,078 1,380 1,356 1,325 1,726 3,044 2,966 2,853 2,839 2,922 2,741 2,817 1,414 2,623 2,667 2,557 2,643 2,837 2,899 3,346 Oil Bopd Gas Boepd NGL Boepd 2024 Q2 Operations Update 24 Value Focused Proven Strategy | August 7, 2024 | NYSE American: REI Capital allocation and drilling programs designed to maximize free cashflow generation Historical Quarterly Net Sales Production Q3 Stronghold AQ – moved to 3 stream 2021 “phased drilling” Total 13 Hz 2022 “continuous drilling” Total 27 Hz & 7 Vert. DLWR Sale Founders AQ Closed 8/15 & New Mexico Sale 1H 2023 “phased drilling” 8 Hz & 5 Vert. 2H 2023 “continuous drilling” 12 Hz & 6 Vert. 1H 2024 “phased drilling” 10 Hz & 12 Vert. Positively impacting oil volumes are... Founders & focus on oily inventory Company Record Net Sales ~ 19,786

Ring Energy, Inc. NWS CBP-N Penwell CBP-S 19% 63% 18% Highly Oil Weighted Proved Reserves1 and Inventory 25 SEC YE 2023 Reserves by Category (%) Reserves by PV-102 ($MM) Reserves by Product (%) Locations by Area PD ~88 MMBoe PUD ~42 MMBoe Significant Increase in Proved Reserves and Inventory from Stronghold & Founders Acquisitions Provides Sustainable Future Growth and Capital Allocation Flexibility 32% 68% ~130 MMBoe 23% 77% 1. Reserves as of December 31, 2023 utilizing SEC prices, YE 2023 SEC Pricing Oil $74.70 per bbl Gas $2.64 per Mcf. 2. PV-10 is a Non-GAAP financial measure. See Appendix for reconciliation to GAAP measure. 3. Includes all locations operated and non-operated across “PDNP” and “PUD” reserve categories and project types. 4. Based on Q4 2023 annualized production rate. $1,647 $MM PD $1,263 MM PUD $384 MM Oil 82 MMBoe Gas 25 MMBoe NGL 23 MMBoe ~130 MMBoe 18.5 Year Proved Reserve Life4 210+ PUD Locations 240+ PDNP Opportunities 450+3 Total Gross Locations & Opportunities Value Focused Proven Strategy | August 7, 2024 | NYSE American: REI

Ring Energy, Inc. Assets Overview 26 Value Focused Proven Strategy | August 7, 2024 | NYSE American: REI Deep Inventory of High-Return Drilling and Re-Completion Locations Select Recent New Drill Vertical Well Results – Central Basin Platform 1. Vertical completion no lateral length noted. 2. Peak IP 60 (Boepd) based on best rolling 60-day average. 3. Peak IP 30 (Boepd) based on best continuous rolling 30-day average, due to lack of 60 day production data. Select Recent Re-Completion Well Results – Central Basin Platform Select Recent New Drill Horizontal Well Results – Northwest Shelf Select Recent New Drill Horizontal Well Results – Central Basin Platform Includes operated & NonOP

Ring Energy, Inc. C um 9 0 -D ay / w el l A vg - B O E 2020-2022 2023-2024 0 2,000 4,000 6,000 8,000 10,000 12,000 14,000 16,000 77-81% Oil C um 9 0 -D ay / w el l A vg - B O E 2020-2022 2023-2024 0 5,000 10,000 15,000 20,000 25,000 30,000 90-94% Oil D ,C & E R an g e p er W el l Ty p e $ M ill io n 1.5 mile Horizontal 1 mile Horizontal $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 $4.0 CAPEX Reduction in’24 CAPEX Reduction in’24 Assets Overview 27 Value Focused Proven Strategy | August 7, 2024 | NYSE American: REI New Drill Inventory Performance Consistent HZ Well Performance San Andres Horizontal Play 1 Consistent Vertical Well Performance CBP Vertical Multi-Stacked Play 2 Capex Range 2024 73% Oil Capex Range 2024 D ,C & E R an g e p er W el l Ty p e $ M ill io n Stacked Vertical Crane Stacked Vertical Ector $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 CAPEX Reduction in’24 87-91% Oil 67-71% Oil 1. San Andres Horizontal includes the Average well Performance for the Peak 90 days (Gross BOE) for development wells in both the CBP & NWS area each year included 2020-2022 (40) and 2023-2024 (18). Excludes step out wells. 2. CBP Vertical Multi Stacked Pay Horizontal includes the Average well Performance for the First 90 days (Gross BOE) for development wells in Southern CBP 2020-2022 (35) and 2023-2024 (17). Excludes step out wells. CAPEX Reduction in’24

San Andres Horizontal Play Characteristics

Proven, Conventional, Top Tier Returns

	San Andres Hz	Delaware Hz	Midland Hz
High ROR Oil Play	✓	✓	✓
Low D&C Costs	✓		
Lower 1st Year Decline	✓		
Low Lease Acquisition Cost	✓		
Long life wells	✓		
Oil IPs >750 Bbl/d		✓	✓
Multiple Benches		✓	✓
> 85% Oil	✓		
$30-35/Bbl D&C Break-even[2]	✓		

- Permian Basin has produced >30 BBbl
  - San Andres accounts for ~40%
- Low D&C costs[1] $2.4 - $3.9 MM per Hz well
- Vertical depth of ~5,000′
- Typical oil column of 200′ - 300′
- Life >35+ years
- Initial peak oil rates of 300 - 700 Bbl/d
- Higher primary recovery than shales
- Potential for waterflood and CO_2 flood

1. D&C capex range is for both 1.0 & 1.5 mile laterals and includes inflation adjustments.
2. Break-even costs is for core inventory in NWS & CBP horizontal asset areas. The range in break-even based on 1H'24 capex spend and depends on lateral length, asset area, completion and artificial lift type.

28 Ring Energy, Inc. Value Focused Proven Strategy | August 7, 2024 | NYSE American: REI

Vertical Multi-Stacked Pay Characteristics

Proven, Conventional, Top Tier Returns

	CBP Vt Stack & Frac	Delaware Hz	Midland Hz
High ROR Oil Play	✔	✔	✔
Low D&C Costs	✔		
Lower 1st Year Decline	✔		
Low Lease Acquisition Cost	✔		
Long life wells	✔		
Oil IPs >750 Bbl/d		✔	✔
Multiple Benches	✔	✔	✔
High NRI's	✔		
$35-$40/Bbl D&C Break-even[2]	✔		

- Central Basin Platform has produced >15 BBboe
  - Vertical multi-stage fracs targeting legacy reservoirs that have been productive throughout the basin (Clearfork to Wolfcamp)
- Low D&C costs[1] $1.2 - $1.9 MM per well
- Targeted Vertical completion depths of ~4,000-7,000'
- Typical oil column of 1,000-1,500'
- Life >30+ years
- Initial peak oil rates of 150 - 400 Bbl/d
- Higher primary recovery than shales
- Potential for waterflood and CO_2 flood

1. D&C capex range accounts for variable completion intervals and includes inflation adjustments.
2. Break-even costs is for core inventory in CBP S vertical asset areas. The range in break-even based on 1H'24 capex spend and depends on lateral length, asset area, completion and artificial lift type.

29 Ring Energy, Inc. Value Focused Proven Strategy | August 7, 2024 | NYSE American: REI

www.ringenergy.com APPENDIX VALUE FOCUSED PROVEN STRATEGY | AUGUST 7, 2024 | NYSE AMERICAN: REI 30

Ring Energy, Inc. Enhanced Value for Stockholders in 2023 Continued… 31 Track Record of Improving Corporate Returns 2020 2021 2022 2023 0% 5% 10% 15% 20% 25% 30% $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 $39.16 $68.13 $94.90 $77.58 Cash Return on Capital Employed1 (CROCE) % AVG WTI Pricing $/Bbl 17.2% 20.7% Strong CROCE % • Disciplined and successful capital program driving returns • Shallower declining production base contributes to higher returns • High quality inventory together with operating proficiency and efficient execution on capital program led to increased profitability • Multiple asset core areas in NWS & CBP with existing infrastructure provide diverse inventory of high return, low cost horizontals and verticals providing flexibility to react to volatile market conditions and ability to maximize AFCF generation Value Focused Proven Strategy | August 7, 2024 | NYSE American: REI 1. The Company defines “CROCE” as Adjusted Cash Flow from Operations divided by average debt and shareholder equity for the period. 11.6% 9.3% 2020 – 2022 CROCE Avg of 13.9% Up 24% vs 2020-’22 AVG

Ring Energy, Inc. Dec 21 Mar 22 Jun 22 Sep 22 Dec 22 Mar 23 Jun 23 Sep 23 Dec 23 Mar 24 Jun 24 Sep 24 1.0 1.5 2.0 2.5 3.0 3.5 4.0 4.5 5.0 5.5 0.00 20.00 40.00 60.00 80.00 100.00 120.00 140.00 1.97 77.91 Ring Energy, Inc. - Price (Left) WTI Crude Oil ($/bbl) - Price (Right) Q4 & FY 2023 Earnings Release REI Historical Price Performance1 32 Value Focused Proven Strategy | August 7, 2024 | NYSE American: REI Price Performance Since January 1, 2022 1. Source: Factset as of 7/31/2024. Stronghold Announcement Founders Announcement 6.5 MM warrants exercised 3.0 MM warrants exercised 4.5 MM warrants exercised 14.5 MM warrants exercised Warburg Pincus sell down 12.6 MM shares

Experienced Management Team

Shared Vision with a Track Record of Success



Paul D. McKinney
Chairman & Chief Executive Officer

- 40+ years of domestic & international oil & gas industry experience
- Executive & board roles include CEO, President, COO, Region VP and public & private board directorships

Anadarko Petroleum Corporation
Apache
SandRidge
Tristone Capital



Travis Thomas
EVP & Chief Financial Officer

- 18+ years of oil & gas industry experience & accounting experience
- High level financial experience including CAO, VP Finance, Controller, Treasurer

Paradox Resources
IBC
Highland Oil & Gas



Alexander Dyes
EVP of Engineering & Corporate Strategy

- 17+ years of oil & gas industry experience
- Multi-disciplined experience including VP A&D, VP Engineering, Director Strategy, multiple engineering & operational roles

Apache
SandRidge



Phillip Feiner
VP and General Counsel

- 25+ years of oil & gas and legal experience
- Extensive legal experience in corporate law, securities, compliance and transactional work in domestic and international settings

Kosmos Energy
Cano Petroleum



Shawn Young
VP of Operations

- 30+ years of oil & gas industry experience
- Operational experience in engineering, operations management and production including VP Business Unit, various Engineering & Ops manager roles

Anadarko Petroleum Corporation
Legacy Reserves



Hollie Lamb
VP of NonOP Reservoir Engineering / O&G Marketing

- 20+ years of oil & gas industry experience
- Previously Partner of HeLMS Oil & Gas, VP Engineering, Reservoir & Geologic Engineer

Schlumberger
HeLMS Oil & Gas
Eagle Rock
Stanolind

33 Ring Energy, Inc. Value Focused Proven Strategy | August 7, 2024 | NYSE American: REI

Board of Directors

Accomplished and Diversified Experience



Paul D. McKinney
Chairman & Chief Executive Officer

- 40+ years of domestic & international oil & gas industry experience
- Executive & board roles include CEO, President, COO, Region VP and public & private board directorships



Anthony D. Petrelli
Lead Independent Director

- 43+ years of banking, capital markets, governance & financial experience
- Executive and Board positions include CEO, President, multiple board chairs & directorships



John A. Crum
Independent Director

- 45+ years of domestic & international oil & gas industry experience
- Extensive executive roles including CEO, President & COO, and multiple public & private board chairs & directorships



David S. Habachy
Independent Director

- 24+ years of oil & gas industry, finance & capital markets experience
- Wide range of operations, engineering, financial and capital markets roles and experience including Managing Director and numerous Board Director positions



Richard E. Harris
Independent Director

- 40+ years of experience across multiple industries
- Executive positions in oil & gas, industrial equipment, and technology including CIO, Treasurer, Finance and Business Development



Thomas L. Mitchell
Independent Director

- 35+ years of domestic & international oil & gas industry experience
- Executive & board roles include CFO, VP Accounting, Controller and public & private board directorships



Regina Roesener
Independent Director

- 35+ years of banking, capital markets, governance & financial experience
- Executive and Board positions including COO, director and Board Director positions

34 Ring Energy, Inc. Value Focused Proven Strategy | August 7, 2024 | NYSE American: REI

Financial Overview

Derivative Summary as of June 30, 2024

Oil Hedges (WTI)

	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026
Swaps:								
Hedged volume (Bbl)	282,900	368,000	71,897	52,063	265,517	64,555	449,350	432,701
Weighted average swap price	$ 65.49	$ 68.43	$ 72.03	$ 72.03	$ 72.94	$ 72.03	$ 70.38	$ 69.53
Deferred premium puts:								
Hedged volume (Bbl)	125,070	88,405	—	—	—	—	—	—
Weighted average strike price	$ 75.00	$ 75.00	$ —	$ —	$ —	$ —	$ —	$ —
Weighted average deferred premium price	$ 2.61	$ 2.61	$ —	$ —	$ —	$ —	$ —	$ —
Two-way collars:								
Hedged volume (Bbl)	230,000	128,800	474,750	464,100	225,400	404,800	—	—
Weighted average put price	$ 64.00	$ 60.00	$ 57.06	$ 60.00	$ 65.00	$ 60.00	$ —	$ —
Weighted average call price	$ 76.50	$ 73.24	$ 75.82	$ 69.85	$ 78.91	$ 75.68	$ —	$ —

Gas Hedges (Henry Hub)

	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026
NYMEX Swaps:								
Hedged volume (MMBtu)	86,350	653,100	616,199	594,400	289,550	—	—	532,500
Weighted average swap price	$ 3.55	$ 4.43	$ 3.78	$ 3.43	$ 3.72	$ —	$ —	$ 3.38
Two-way collars:								
Hedged volume (MMBtu)	387,350	27,600	33,401	27,300	308,200	598,000	553,500	—
Weighted average put price	$ 3.94	$ 3.00	$ 3.00	$ 3.00	$ 3.00	$ 3.00	$ 3.50	$ —
Weighted average call price	$ 6.17	$ 4.15	$ 4.39	$ 4.15	$ 4.75	$ 4.15	$ 5.03	$ —

Oil Hedges (basis differential)

	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026
Argus basis swaps:								
Hedged volume (Bbl)	244,000	368,000	270,000	273,000	276,000	276,000	—	—
Weighted average spread price (1)	$ 1.15	$ 1.15	$ 1.00	$ 1.00	$ 1.00	$ 1.00	$ —	$ —

(1) The oil basis swap hedges are calculated as the fixed price (weighted average spread price above) less the difference between WTI Midland and WTI Cushing, in the issue of Argus Americas Crude.

35 | Ring Energy, Inc. | Value Focused Proven Strategy | August 7, 2024 | NYSE American: REI

Income Statement and Operational Stats

RING ENERGY

Income Statement

	(Unaudited) Three Months Ended June 30, 2024	March 31, 2024	June 30, 2023	Six Months Ended June 30, 2024	June 30, 2023
Oil, Natural Gas, and Natural Gas Liquids Revenues	$ 99,139,349	$ 94,503,136	$ 79,348,573	$ 193,642,485	$ 167,431,485
Costs and Operating Expenses					
Lease operating expenses	19,309,017	18,360,434	15,938,106	37,669,451	33,410,797
Gathering, transportation and processing costs	107,629	166,054	(1,632)	273,683	(2,455)
Ad valorem taxes	1,337,276	2,145,631	1,670,343	3,482,907	3,340,956
Oil and natural gas production taxes	3,627,264	4,428,303	4,012,139	8,055,567	8,420,279
Depreciation, depletion and amortization	24,699,421	23,792,450	20,792,932	48,491,871	42,064,603
Asset retirement obligation accretion	352,184	350,834	353,878	703,018	719,725
Operating lease expense	175,090	175,091	115,353	350,181	228,491
General and administrative expense (including share-based compensation)	7,713,534	7,469,222	6,810,243	15,182,756	13,940,382
Total Costs and Operating Expenses	57,321,415	56,888,019	49,691,362	114,209,434	102,122,778
Income from Operations	41,817,934	37,615,117	29,657,211	79,433,051	65,308,707
Other Income (Expense)					
Interest income	144,933	78,544	79,745	223,477	79,745
Interest (expense)	(10,946,127)	(11,498,944)	(10,550,807)	(22,445,071)	(20,941,086)
Gain (loss) on derivative contracts	(1,828,599)	(19,014,495)	3,264,660	(20,843,094)	12,739,565
Gain (loss) on disposal of assets	51,338	38,355	(132,109)	89,693	(132,109)
Other income	—	25,686	116,610	25,686	126,210
Net Other Income (Expense)	(12,578,455)	(30,370,854)	(7,221,901)	(42,949,309)	(8,127,675)
Income Before Benefit from (Provision for) Income Taxes	29,239,479	7,244,263	22,435,310	36,483,742	57,181,032
Benefit from (Provision for) Income Taxes	(6,820,485)	(1,728,886)	6,356,295	(8,549,371)	4,326,352
Net Income	$ 22,418,994	$ 5,515,377	$ 28,791,605	$ 27,934,371	$ 61,507,384
Basic Earnings per Share	$ 0.11	$ 0.03	$ 0.15	$ 0.14	$ 0.33
Diluted Earnings per Share	$ 0.11	$ 0.03	$ 0.15	$ 0.14	$ 0.32
Basic Weighted-Average Shares Outstanding	197,976,721	197,389,782	193,077,859	197,684,638	185,545,775
Diluted Weighted-Average Shares Outstanding	200,428,813	199,305,150	195,866,533	199,845,512	193,023,966

Operational Stats

	(Unaudited) Three Months Ended June 30, 2024	March 31, 2024	June 30, 2023	Six Months Ended June 30, 2024	June 30, 2023
Net sales volumes:					
Oil (Bbls)	1,239,731	1,218,837	1,079,379	2,458,568	2,218,792
Natural gas (Mcf)	1,538,347	1,496,507	1,557,545	3,034,854	3,158,952
Natural gas liquids (Bbls)	304,448	263,802	232,698	568,250	472,690
Total oil, natural gas and natural gas liquids (Boe)[1]	1,800,570	1,732,057	1,571,668	3,532,627	3,217,974
% Oil	69 %	70 %	69 %	70 %	69 %
% Natural Gas	14 %	15 %	16 %	14 %	16 %
% Natural Gas Liquids	17 %	15 %	15 %	16 %	15 %
Average daily sales volumes:					
Oil (Bbls/d)	13,623	13,394	11,861	13,509	12,259
Natural gas (Mcf/d)	16,905	16,445	17,116	16,675	17,453
Natural gas liquids (Bbls/d)	3,346	2,899	2,557	3,122	2,612
Average daily equivalent sales (Boe/d)	19,786	19,034	17,271	19,410	17,779
Average realized sales prices:					
Oil ($/Bbl)	$ 80.09	$ 75.72	$ 72.30	$ 77.93	$ 72.85
Natural gas ($/Mcf)	(1.93)	(0.55)	(0.71)	(1.25)	(0.01)
Natural gas liquids ($/Bbls)	9.27	11.47	10.35	10.29	12.35
Barrel of oil equivalent ($/Boe)	$ 55.06	$ 54.56	$ 50.49	$ 54.82	$ 52.03
Average costs and expenses per Boe ($/Boe):					
Lease operating expenses	$ 10.72	$ 10.60	$ 10.14	$ 10.66	$ 10.38
Gathering, transportation and processing costs	0.06	0.10	—	0.08	—
Ad valorem taxes	0.74	1.24	1.06	0.99	1.04
Oil and natural gas production taxes	2.01	2.56	2.55	2.28	2.62
Depreciation, depletion and amortization	13.72	13.74	13.23	13.73	13.07
Asset retirement obligation accretion	0.20	0.20	0.23	0.20	0.22
Operating lease expense	0.10	0.10	0.07	0.10	0.07
General and administrative expense (including share-based compensation)	4.28	4.31	4.33	4.30	4.33
G&A (excluding share-based compensation)	3.13	3.32	2.89	3.22	3.03
G&A (excluding share-based compensation and transaction costs)	3.13	3.32	2.75	3.22	2.96

(1) Boe is determined using the ratio of six Mcf of natural gas to one Bbl of oil (totals may not compute due to rounding.) The conversion ratio does not assume price equivalency and the price on an equivalent basis for oil, natural gas, and natural gas liquids may differ significantly.

36 Ring Energy, Inc. Value Focused Proven Strategy | August 7, 2024 | NYSE American: REI

Balance Sheet

	(Unaudited) June 30, 2024	December 31, 2023
ASSETS		
Current Assets		
Cash and cash equivalents	$ 1,178,812	$ 296,384
Accounts receivable	41,578,158	38,965,002
Joint interest billing receivables, net	1,698,453	2,422,274
Derivative assets	3,369,762	6,215,374
Inventory	5,776,398	6,136,935
Prepaid expenses and other assets	2,622,425	1,874,850
Total Current Assets	56,224,008	55,910,819
Properties and Equipment		
Oil and natural gas properties, full cost method	1,735,534,624	1,663,548,249
Financing lease asset subject to depreciation	4,192,099	3,896,316
Fixed assets subject to depreciation	3,355,968	3,228,793
Total Properties and Equipment	1,743,082,691	1,670,673,358
Accumulated depreciation, depletion and amortization	(425,424,564)	(377,252,572)
Net Properties and Equipment	1,317,658,127	1,293,420,786
Operating lease asset	2,206,218	2,499,592
Derivative assets	3,032,562	11,634,714
Deferred financing costs	10,632,970	13,030,481
Total Assets	$ 1,389,753,885	$ 1,376,496,392
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current Liabilities		
Accounts payable	$ 90,014,041	$ 104,064,124
Income tax liability	182,805	—
Financing lease liability	948,283	956,254
Operating lease liability	622,694	568,176
Derivative liabilities	18,114,594	7,520,336
Notes payable	1,355,795	533,734
Asset retirement obligations	165,720	165,642
Total Current Liabilities	111,403,932	113,808,266
Non-current Liabilities		
Deferred income taxes	16,846,398	8,552,045
Revolving line of credit	407,000,000	425,000,000
Financing lease liability, less current portion	685,471	906,330
Operating lease liability, less current portion	1,736,051	2,054,041
Derivative liabilities	6,255,428	11,510,368
Asset retirement obligations	28,409,700	28,082,442
Total Liabilities	572,336,980	589,913,492
Commitments and contingencies		
Stockholders' Equity		
Preferred stock - $0.001 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock - $0.001 par value; 450,000,000 shares authorized; 198,166,297 shares and 196,837,001 shares issued and outstanding, respectively	198,166	196,837
Additional paid-in capital	798,732,980	795,834,675
Retained earnings (Accumulated deficit)	18,485,759	(9,448,612)
Total Stockholders' Equity	817,416,905	786,582,900
Total Liabilities and Stockholders' Equity	$ 1,389,753,885	$ 1,376,496,392

Statements of Cash Flows

	(Unaudited) Three Months Ended			Six Months Ended	
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Cash Flows From Operating Activities					
Net income	$ 22,418,994	$ 5,515,377	$ 28,791,605	$ 27,934,371	$ 61,507,384
Adjustments to reconcile net income to net cash provided by operating activities:					
Depreciation, depletion and amortization	24,699,421	23,792,450	20,792,932	48,491,871	42,064,603
Asset retirement obligation accretion	352,184	350,834	353,878	703,018	719,725
Amortization of deferred financing costs	1,221,608	1,221,607	1,220,385	2,443,215	2,440,769
Share-based compensation	2,077,778	1,723,832	2,260,312	3,801,610	4,204,008
Bad debt expense	14,937	163,840	19,315	178,777	22,209
(Gain) loss on disposal of assets	(89,693)	—	—	(89,693)	—
Deferred income tax expense (benefit)	6,621,128	1,585,445	(6,548,363)	8,206,573	(4,575,710)
Excess tax expense (benefit) related to share-based compensation	46,972	40,808	150,877	87,780	150,877
(Gain) loss on derivative contracts	1,828,599	19,014,495	(3,264,660)	20,843,094	(12,739,565)
Cash received (paid) for derivative settlements, net	(2,594,497)	(1,461,515)	179,595	(4,056,012)	(478,930)
Changes in operating assets and liabilities:					
Accounts receivable	2,955,975	(5,240,487)	5,320,051	(2,284,512)	8,748,338
Inventory	189,121	171,416	1,480,824	360,537	1,923,422
Prepaid expenses and other assets	(1,251,279)	503,704	(1,489,612)	(747,575)	(959,678)
Accounts payable	(7,712,355)	(1,601,276)	(5,471,391)	(9,313,631)	(15,061,289)
Settlement of asset retirement obligation	(160,963)	(591,361)	(429,567)	(752,324)	(919,886)
Net Cash Provided by Operating Activities	50,617,930	45,189,169	43,366,181	95,807,099	87,046,277
Cash Flows From Investing Activities					
Payments for the Stronghold Acquisition	—	—	—	—	(18,511,170)
Payments to purchase oil and natural gas properties	(147,004)	(475,858)	(819,644)	(622,862)	(878,743)
Payments to develop oil and natural gas properties	(36,554,719)	(38,904,808)	(35,611,915)	(75,459,527)	(72,551,222)
Payments to acquire or improve fixed assets subject to depreciation	(26,649)	(124,937)	(11,324)	(151,586)	(25,894)
Proceeds from sale of fixed assets subject to depreciation	10,605	—	332,230	10,605	332,230
Proceeds from divestiture of equipment for oil and natural gas properties	—	—	—	—	54,558
Proceeds from sale of Delaware properties	—	—	7,992,917	—	7,992,917
Proceeds from sale of New Mexico properties	(144,398)	—	—	(144,398)	—
Net Cash Used in Investing Activities	(36,862,165)	(39,505,603)	(28,117,736)	(76,367,768)	(83,587,324)
Cash Flows From Financing Activities					
Proceeds from revolving line of credit	29,500,000	51,500,000	28,500,000	81,000,000	84,500,000
Payments on revolving line of credit	(44,500,000)	(54,500,000)	(53,500,000)	(99,000,000)	(102,500,000)
Proceeds from issuance of common stock from warrant exercises	—	—	8,687,655	—	12,301,596
Payments for taxes withheld on vested restricted shares, net	(86,991)	(814,985)	(141,682)	(901,976)	(276,063)
Proceeds from notes payable	1,501,507	—	1,565,071	1,501,507	1,565,071
Payments on notes payable	(145,712)	(533,734)	(152,397)	(679,446)	(652,277)
Payment of deferred financing costs	(45,704)	—	—	(45,704)	—
Reduction of financing lease liabilities	(176,128)	(255,156)	(182,817)	(431,284)	(359,831)
Net Cash Provided by (Used in) Financing Activities	(13,953,028)	(4,603,875)	(15,224,170)	(18,556,903)	(5,421,504)
Net Increase (Decrease) in Cash	(197,263)	1,079,691	24,275	882,428	(1,962,551)
Cash at Beginning of Period	1,376,075	296,384	1,725,700	296,384	3,712,526
Cash at End of Period	$ 1,178,812	$ 1,376,075	$ 1,749,975	$ 1,178,812	$ 1,749,975

37 Ring Energy, Inc. Value Focused Proven Strategy | August 7, 2024 | NYSE American: REI

Ring Energy, Inc. The Company defines “Adjusted Cash Flow from Operations” or “ACFFO” as Net Cash Provided by Operating Activities, as reflected in our Condensed Statements of Cash Flows, less the changes in operating assets and liabilities, which includes accounts receivable, inventory, prepaid expenses and other assets, accounts payable, and settlement of asset retirement obligations, which are subject to variation due to the nature of the Company’s operations. Accordingly, the Company believes this non-GAAP measure is useful to investors because it is used often in its industry and allows investors to compare this metric to other companies in its peer group as well as the E&P sector. “Leverage” or the “Leverage Ratio” is calculated under our existing senior revolving credit facility and means as of any date, the ratio of (i) our consolidated total debt as of such date to (ii) our Consolidated EBITDAX for the four consecutive fiscal quarters ending on or immediately prior to such date for which financial statements are required to have been delivered under our existing senior revolving credit facility; provided that for the purposes of the definition of ‘Leverage Ratio’: (a) for the fiscal quarter ended March 31, 2023, Consolidated EBITDAX is calculated by multiplying Consolidated EBITDAX for the three fiscal quarter periods ended on March 31, 2023 by four-thirds, and (b) for each fiscal quarter thereafter, Consolidated EBITDAX will be calculated by adding Consolidated EBITDAX for the four consecutive fiscal quarters ending on such date. The Company defines “Consolidated EBITDAX” in accordance with our existing senior revolving credit facility that means for any period an amount equal to the sum of (i) consolidated net income (loss) for such period plus (ii) to the extent deducted in determining consolidated net income for such period, and without duplication, (A) consolidated interest expense, (B) income tax expense determined on a consolidated basis in accordance with GAAP, (C) depreciation, depletion and amortization determined on a consolidated basis in accordance with GAAP, (D) exploration expenses determined on a consolidated basis in accordance with GAAP, and (E) all other non-cash charges acceptable to our senior revolving credit facility administrative agent determined on a consolidated basis in accordance with GAAP, in each case for such period minus (iii) all noncash income added to consolidated net income (loss) for such period; provided that, for purposes of calculating compliance with the financial covenants, to the extent that during such period we shall have consummated an acquisition permitted by the credit facility or any sale, transfer or other disposition of any property or assets permitted by the senior revolving credit facility, Consolidated EBITDAX will be calculated on a pro forma basis with respect to the property or assets so acquired or disposed of. Also set forth in our existing senior revolving credit facility is the maximum permitted Leverage Ratio of 3.00. PV-10 is a financial measure not prepared in accordance with GAAP that differs from a measure under GAAP known as “standardized measure of discounted future net cash flows” in that PV-10 is calculated without including future income taxes. Management believes that the presentation of the PV-10 value of the Company’s oil and natural gas properties is relevant and useful to investors because it presents the estimated discounted future net cash flows attributable to its estimated proved reserves independent of its income tax attributes, thereby isolating the intrinsic value of the estimated future cash flows attributable to its reserves. Management believes the use of a pre-tax measure provides greater comparability of assets when evaluating companies because the timing and quantification of future income taxes is dependent on company-specific factors, many of which are difficult to determine. For these reasons, management uses and believes that the industry generally uses the PV-10 measure in evaluating and comparing acquisition candidates and assessing the potential rate of return on investments in oil and natural gas properties. PV-10 does not necessarily represent the fair market value of oil and natural gas properties. PV-10 is not a measure of financial or operational performance under GAAP, nor should it be considered in isolation or as a substitute for the standardized measure of discounted future net cash flows as defined under GAAP. The Company defines “Cash Return on Capital Employed” or “CROCE” as Adjusted Cash Flow from Operations divided by average debt and shareholder equity for the period. The Company defines All-In Cash Operating Costs, a non-GAAP financial measure, as “all in cash” costs which includes lease operating expenses, G&A costs excluding share-based compensation, interest expense, workovers and other operating expenses, production taxes, ad valorem taxes, and gathering/transportation costs. Management believes that this metric provides useful additional information to investors to assess the Company’s operating costs in comparison to its peers, which may vary from company to company. The Company defines Cash Operating Margin, a non-GAAP financial measure, as realized revenues per Boe less “all-in cash operating costs per Boe. Management believes that this metric provides useful additional information to investors to assess the Company’s operating margins in comparison to its peers, which may vary from company to company. Non-GAAP Disclosure 38 Value Focused Proven Strategy | August 7, 2024 | NYSE American: REI Certain financial information included in this Presentation are not measures of financial performance recognized by accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are “Adjusted Net Income,” “Adjusted EBITDA,” “Adjusted Free Cash Flow” or “AFCF,” “Adjusted Cash Flow from Operations” or “ACFFO,” “Cash Return on Capital Employed” or “CROCE,” “PV-10,” “Leverage Ratio,” “All-in Cash Operating Costs,” and "Cash Operating Margin." Management uses these non-GAAP financial measures in its analysis of performance. In addition, Adjusted EBITDA and CROCE are key metrics used to determine a portion of the Company’s incentive compensation awards. These disclosures may not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP performance measures which may be reported by other companies. “Adjusted Net Income” is calculated as net income (loss) minus the estimated after-tax impact of share-based compensation, ceiling test impairment, unrealized gains and losses on changes in the fair value of derivatives, and transaction costs for executed acquisitions and divestitures (A&D). Adjusted Net Income is presented because the timing and amount of these items cannot be reasonably estimated and affect the comparability of operating results from period to period, and current period to prior periods. The Company believes that the presentation of Adjusted Net Income provides useful information to investors as it is one of the metrics management uses to assess the Company’s ongoing operating and financial performance, and also is a useful metric for investors to compare our results with our peers. The Company defines “Adjusted EBITDA” as net income (loss) plus net interest expense, unrealized loss (gain) on change in fair value of derivatives, ceiling test impairment, income tax (benefit) expense, depreciation, depletion and amortization, asset retirement obligation accretion, transaction costs for executed acquisitions and divestitures (A&D), share-based compensation, loss (gain) on disposal of assets, and backing out the effect of other income. Company management believes Adjusted EBITDA is relevant and useful because it helps investors understand Ring’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income, as an indication of operating performance or cash flows from operating activities or as a measure of liquidity. Adjusted EBITDA, as Ring calculates it, may not be comparable to Adjusted EBITDA measures reported by other companies. In addition, Adjusted EBITDA does not represent funds available for discretionary use. The Company defines “Adjusted Free Cash Flow” or “AFCF” as Net Cash Provided by Operating Activities less changes in operating assets and liabilities (as reflected on our Condensed Statements of Cash Flows), plus transaction costs for executed acquisitions and divestitures (A&D), current income tax expense (benefit), proceeds from divestitures of equipment for oil and natural gas properties, loss (gain) on disposal of assets, and less capital expenditures, bad debt expense, and other income. For this purpose, our definition of capital expenditures includes costs incurred related to oil and natural gas properties (such as drilling and infrastructure costs and the lease maintenance costs) but excludes acquisition costs of oil and gas properties from third parties that are not included in our capital expenditures guidance provided to investors. Our management believes that Adjusted Free Cash Flow is an important financial performance measure for use in evaluating the performance and efficiency of our current operating activities after the impact of capital expenditures and net interest expense and without being impacted by items such as changes associated with working capital, which can vary substantially from one period to another. Other companies may use different definitions of Adjusted Free Cash Flow. The table below provides detail of PV-10 to the standardized measure of discounted future net cash flows as of December 31, 2023. ($ in 000’s) Present value of estimated future net revenues (PV-10) $ 1,647,031 Future income taxes, discounted at 10% 247,846 Standardized measure of discounted future net cash flows $ 1,399,185

Non-GAAP Reconciliations

RING ENERGY

Adjusted Net Income

(Unaudited for All Periods)

	Three Months Ended						Six Months Ended			
	June 30, 2024		March 31, 2024		June 30, 2023		June 30, 2024		June 30, 2023	
	Total	Per share - diluted	Total	Per share - diluted	Total	Per share - diluted	Total	Per share - diluted	Total	Per share - diluted
Net Income (Loss)	$22,418,994	$ 0.11	$ 5,515,377	$ 0.03	$28,791,605	$ 0.15	$27,934,371	$ 0.14	$61,507,384	$ 0.32
Share-based compensation	2,077,778	0.01	1,723,832	0.01	2,260,312	0.01	3,801,610	0.02	4,204,008	0.02
Unrealized loss (gain) on change in fair value of derivatives	(765,898)	—	17,552,980	0.08	(3,085,065)	(0.02)	16,787,082	0.08	(13,218,495)	(0.07)
Transaction costs - executed A&D	—	—	3,539	—	220,191	—	3,539	—	220,191	—
Tax impact on adjusted items	(304,225)	—	(4,447,977)	(0.02)	(171,282)	—	(4,752,202)	(0.02)	307,185	—
Adjusted Net Income	23,426,649	$ 0.12	20,347,751	$ 0.10	28,015,761	$ 0.14	43,774,400	$ 0.22	53,020,273	$ 0.27
Diluted Weighted-Average Shares Outstanding	200,428,813		199,305,150		195,866,533		199,845,512		193,023,966	
Adjusted Net Income per Diluted Share	$ 0.12		$ 0.10		$ 0.14		$ 0.22		$ 0.27	

Adjusted EBITDA

(Unaudited for All Periods)

	Three Months Ended			Six Months Ended	
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net Income (Loss)	$ 22,418,994	$ 5,515,377	$ 28,791,605	$ 27,934,371	$ 61,507,384
Interest expense, net	10,801,194	11,420,400	10,471,062	22,221,594	20,861,341
Unrealized loss (gain) on change in fair value of derivatives	(765,898)	17,552,980	(3,085,065)	16,787,082	(13,218,495)
Income tax (benefit) expense	6,820,485	1,728,886	(6,356,295)	8,549,371	(4,326,352)
Depreciation, depletion and amortization	24,699,421	23,792,450	20,792,932	48,491,871	42,064,603
Asset retirement obligation accretion	352,184	350,834	353,878	703,018	719,725
Transaction costs - executed A&D	—	3,539	220,191	3,539	220,191
Share-based compensation	2,077,778	1,723,832	2,260,312	3,801,610	4,204,008
Loss (gain) on disposal of assets	(51,338)	(38,355)	132,109	(89,693)	132,109
Other income	—	(25,686)	(116,610)	(25,686)	(126,210)
Adjusted EBITDA	$ 66,352,820	$ 62,024,257	$ 53,464,119	$128,377,077	$112,038,304
Adjusted EBITDA Margin[1]	67 %	66 %	67 %	66 %	67 %

1. Adjusted EBITDA Margin is Adj. EBITDA divided by oil, natural gas, and natural gas liquids revenue.

39 Ring Energy, Inc. Value Focused Proven Strategy | August 7, 2024 | NYSE American: REI

Non-GAAP Reconciliations (cont.)

Leverage Ratio

	Three Months Ended				
	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024	Last Four Quarters
Consolidated EBITDAX Calculation:					
Net Income (Loss)	$ (7,539,222)	$ 50,896,479	$ 5,515,377	$ 22,418,994	$ 71,291,628
Plus: Consolidated interest expense	11,301,328	11,506,908	11,420,400	10,801,194	45,029,830
Plus: Income tax provision (benefit)	(3,411,336)	7,862,930	1,728,886	6,820,485	13,000,965
Plus: Depreciation, depletion and amortization	21,989,034	24,556,654	23,792,450	24,699,421	95,037,559
Plus: non-cash charges acceptable to Administrative Agent	36,396,867	(29,695,076)	19,627,646	1,664,064	27,993,501
Consolidated EBITDAX	**$ 58,736,671**	**$ 65,127,895**	**$ 62,084,759**	**$ 66,404,158**	**$ 252,353,483**
Plus: Pro Forma Acquired Consolidated EBITDAX	4,810,123	—	—	—	4,810,123
Less: Pro Forma Divested Consolidated EBITDAX	(672,113)	(66,463)	40,474	(4,643)	(702,745)
Pro Forma Consolidated EBITDAX	**$ 62,874,681**	**$ 65,061,432**	**$ 62,125,233**	**$ 66,399,515**	**$ 256,460,861**
Non-cash charges acceptable to Administrative Agent					
Asset retirement obligation accretion	$ 354,175	$ 351,786	$ 350,834	$ 352,184	
Unrealized loss (gain) on derivative assets	33,871,957	(32,505,544)	17,552,980	(765,898)	
Share-based compensation	2,170,735	2,458,682	1,723,832	2,077,778	
Total non-cash charges acceptable to Administrative Agent	$ 36,396,867	$ (29,695,076)	$ 19,627,646	$ 1,664,064	

	As of June 30, 2024
Leverage Ratio Covenant:	
Revolving line of credit	$ 407,000,000
Pro Forma Consolidated EBITDAX	256,460,861
Leverage Ratio	**1.59**
Maximum Allowed	≤ 3.00x

Adjusted Free Cash Flow

(Unaudited for All Periods)

	Three Months Ended			Six Months Ended	
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net Cash Provided by Operating Activities	$ 50,617,930	$ 45,189,169	$ 43,366,181	$ 95,807,099	$ 87,046,277
Adjustments - Condensed Statements of Cash Flows					
Changes in operating assets and liabilities	5,979,501	6,758,004	589,695	12,737,505	6,269,093
Transaction costs - executed A&D	—	3,539	220,191	3,539	220,191
Income tax expense (benefit) - current	152,385	102,633	41,191	255,018	98,481
Capital expenditures	(35,360,832)	(36,261,008)	(31,608,483)	(71,621,840)	(70,533,980)
Proceeds from divestiture of equipment for oil and natural gas properties	—	—	—	—	54,558
Bad debt expense	(14,937)	(163,840)	(19,315)	(178,777)	(22,209)
Loss (gain) on disposal of assets	38,355	(38,355)	132,109	—	132,109
Other income	—	(25,686)	(116,610)	(25,686)	(126,210)
Adjusted Free Cash Flow	$ 21,412,402	$ 15,564,456	$ 12,604,959	$ 36,976,858	$ 23,138,310

(Unaudited for All Periods)

	Three Months Ended			Six Months Ended	
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Adjusted EBITDA	$ 66,352,820	$ 62,024,257	$ 53,464,119	$ 128,377,077	$ 112,038,304
Net interest expense (excluding amortization of deferred financing costs)	(9,579,586)	(10,198,793)	(9,250,677)	(19,778,379)	(18,420,572)
Capital expenditures	(35,360,832)	(36,261,008)	(31,608,483)	(71,621,840)	(70,533,980)
Proceeds from divestiture of equipment for oil and natural gas properties	—	—	—	—	54,558
Adjusted Free Cash Flow	$ 21,412,402	$ 15,564,456	$ 12,604,959	$ 36,976,858	$ 23,138,310

40 | Ring Energy, Inc. | Value Focused Proven Strategy | August 7, 2024 | NYSE American: REI

Non-GAAP Reconciliations (cont.)

Adjusted Cash Flow from Operations (ACFFO)

	(Unaudited for All Periods) Three Months Ended			Six Months Ended	
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net Cash Provided by Operating Activities	$50,617,930	$45,189,169	$43,366,181	$ 95,807,099	$ 87,046,277
Changes in operating assets and liabilities	5,979,501	6,758,004	589,695	12,737,505	6,269,093
Adjusted Cash Flow from Operations	$56,597,431	$51,947,173	$43,955,876	$ 108,544,604	$ 93,315,370

G&A Reconciliations

	(Unaudited for All Periods) Three Months Ended			Six Months Ended	
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
General and administrative expense (G&A)	$ 7,713,534	$ 7,469,222	$ 6,810,243	$15,182,756	$13,940,382
Shared-based compensation	2,077,778	1,723,832	2,260,312	3,801,610	4,204,008
G&A excluding share-based compensation	5,635,756	5,745,390	4,549,931	11,381,146	9,736,374
Transaction costs - executed A&D	—	3,539	220,191	3,539	220,191
G&A excluding share-based compensation and transaction costs	$ 5,635,756	$ 5,741,851	$ 4,329,740	$11,377,607	$ 9,516,183

Cash Return on Capital Employed (CROCE)

	As of and for the twelve months ended			
	December 31, 2023	December 31, 2022	December 31, 2021	December 31, 2020
Total long term debt (i.e. revolving line of credit)	$425,000,000	$415,000,000	$290,000,000	$313,000,000
Total stockholders' equity	786,582,900	661,103,391	300,624,207	294,765,813
Average debt	420,000,000	352,500,000	301,500,000	339,750,000
Average stockholders' equity	723,843,146	480,863,799	297,695,010	409,137,873
Average debt and stockholders' equity	$1,143,843,146	$833,363,799	$599,195,010	$748,887,873
Net Cash Provided by Operating Activities	$198,170,459	$196,976,729	$72,731,212	$72,159,255
Less change in WC (Working Capital)	1,180,748	24,091,577	3,236,824	2,418,446
Adjusted Cash Flows From Operations (ACFFO)	$196,989,711	$172,885,152	$69,494,388	$69,740,809
CROCE (ACFFO)/(Average D+E)	17.2 %	20.7 %	11.6 %	9.3 %

PV-10

	Oil (Bbl)	Gas (Mcf)	Natural Gas Liquids (Bbl)	Net (Boe)	PV-10
Balance, December 31, 2022	88,704,743	157,870,449	23,105,658	138,122,143	$ 2,773,656,500
Purchase of minerals in place	6,543,640	3,372,965	1,089,382	8,195,183	
Extensions, discoveries and improved recovery	3,098,845	4,113,480	1,014,343	4,798,768	
Sales of minerals in place	(4,897,921)	(2,674,955)	(392,953)	(5,736,700)	
Production	(4,579,942)	(6,339,158)	(976,852)	(6,613,320)	
Revisions of previous quantity estimates	(6,728,088)	(9,946,459)	(621,014)	(9,006,845)	
Balance, December 31, 2023	82,141,277	146,396,322	23,218,564	129,759,229	$ 1,647,031,127

41 Ring Energy, Inc. Value Focused Proven Strategy | August 7, 2024 | NYSE American: REI

Non-GAAP Reconciliations (cont.)

All-In Cash Operating Costs

(Unaudited for All Periods)

	Three Months Ended June 30, 2024	Three Months Ended March 31, 2024	Three Months Ended June 30, 2023	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
All-In Cash Operating Costs:					
Lease operating expenses (including workovers)	$ 19,309,017	$ 18,360,434	$ 15,938,106	$ 37,669,451	$ 33,410,797
G&A excluding share-based compensation	5,635,756	5,745,390	4,549,931	11,381,146	9,736,374
Net interest expense (excluding amortization of deferred financing costs)	9,579,586	10,198,793	9,250,677	19,778,379	18,420,572
Operating lease expense	175,090	175,091	115,353	350,181	228,491
Oil and natural gas production taxes	3,627,264	4,428,303	4,012,139	8,055,567	8,420,279
Ad valorem taxes	1,337,276	2,145,631	1,670,343	3,482,907	3,340,956
Gathering, transportation and processing costs	107,629	166,054	(1,632)	273,683	(2,455)
All-in cash operating costs	$ 39,771,618	$ 41,219,696	$ 35,534,917	$ 80,991,314	$ 73,555,014
Boe	1,800,570	1,732,057	1,571,668	3,532,627	3,217,974
All-in cash operating costs per Boe	$ 22.09	$ 23.80	$ 22.61	$ 22.93	$ 22.86

Cash Operating Margin

	Three Months Ended June 30, 2024	Three Months Ended March 31, 2024	Three Months Ended June 30, 2023	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
Cash Operating Margin					
Realized revenues per Boe	$ 55.06	$ 54.56	$ 50.49	$ 54.82	$ 52.03
All-in cash operating costs per Boe	22.09	23.80	22.61	22.93	22.86
Cash Operating Margin per Boe	$ 32.97	$ 30.76	$ 27.88	$ 31.89	$ 29.17

42 Ring Energy, Inc. Value Focused Proven Strategy | August 7, 2024 | NYSE American: REI

www.ringenergy.com VALUE FOCUSED PROVEN STRATEGY | AUGUST 7, 2024 | NYSE AMERICAN: REI THANK YOU Company Contact Al Petrie (281) 975-2146 apetrie@ringenergy.com Wes Harris (281) 975-2146 wharris@ringenergy.com Analyst Coverage Alliance Global Partners (A.G.P.) Jeff Grampp (949) 296 4171 jgrampp@allianceg.com ROTH Capital Partners John M. White (949) 720-7115 jwhite@roth.com Truist Financial Neal Dingmann (713) 247-9000 neal.dingmann@truist.com Tuohy Bothers Investment Noel Parks (215) 913-7320 nparks@tuohybrothers.com Water Tower Research Jeff Robertson (469) 343-9962 jeff@watertowerresearch.com Ring Headquarters 1725 Hughes Landing Blvd Ste 900 The Woodlands, TX 77830 Phone: 281-397-3699